UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

Inspirato Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 839-5060
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2025, Inspirato Incorporated (“Inspirato” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exclusive Investments, LLC (“Parent”) and Boomerang Merger Sub, Inc. (“Merger Sub”), which sets forth the terms and conditions for the proposed merger of Merger Sub with and into Inspirato, with Inspirato surviving as a wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, and subject to the terms and conditions therein, upon the effective time of the Merger (the “Effective Time”) each share of Class A common stock of Inspirato (“Class A common stock”) issued and outstanding immediately prior to the Effective Time, other than shares of Class A common stock as to which appraisal rights are properly exercised, will be converted into the right to receive the merger consideration of $4.27 per share in cash (the “Merger Consideration”), subject to any required withholding taxes. Additionally, upon the Effective Time, (i) each award for restricted stock units covering shares of Class A common stock (“Company RSUs”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive the Merger Consideration payable with respect to the total number of shares underlying such Company RSUs and (ii) each option to purchase shares of Class A common stock that is outstanding and unexercised immediately prior to the Effective Time will be cancelled for no consideration. Each of Inspirato’s Public Warrants outstanding immediately prior to the Effective Time will be treated in the Merger in accordance with its terms, and will represent, following the Merger, the right to receive upon exercise the Merger Consideration that holders would have received if holders had exercised their Public Warrants immediately prior to the Effective Time. The warrants to purchase Class A common stock held by One Planet Group, LLC, a company owned by Payam Zamani, Chief Executive Officer of Inspirato (“One Planet Group”), will be cashed out in the Merger based on the excess, if any, of the Merger Consideration over the exercise price per share of the warrants.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub, and Inspirato regarding, among other things, corporate organization, authority, capitalization, compliance with laws, financial statements, material contracts, intellectual property, employee matters, tax matters, and business operations. The agreement also includes covenants regarding the conduct of business by Inspirato pending closing, access to information, restrictions on solicitation of alternative acquisition proposals, cooperation with debt financing, and other customary pre-closing obligations.

The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of Class A common stock of Inspirato, (ii) the absence of any order or law prohibiting consummation of the Merger, (iii) the accuracy of representations and warranties and compliance with covenants by each party, (iv) the effectiveness of the amended employment agreement and the related party termination agreement described below and (v) the absence of a Company Material Adverse Effect (as such term is defined in the Merger Agreement).

The Merger Agreement provides for customary termination rights for each party, including termination (i) by mutual consent, (ii) upon failure to obtain stockholder approval, (iii) upon the issuance of any final, non-appealable legal prohibition on the consummation of the Merger, (iv) in the event of a failure to close by March 31, 2026, and (v) in connection with certain breaches of representations or covenants under the Merger Agreement. The Merger Agreement also provides that (ii) Inspirato may terminate the Merger Agreement in certain circumstances in order to enter into a “Superior Proposal”, as that term is defined in the Merger Agreement, and (ii) Parent may terminate the Merger Agreement if Inspirato’s board of directors effects a “Company Board Recommendation Change,” as that term is defined in the Merger Agreement, or Inspirato materially breaches its obligations under covenants regarding restrictions on solicitation of alternative acquisition proposals. The Merger Agreement provides that the Company may be obligated to pay to Parent a termination fee of $1.0 million in certain circumstances, including in the event of terminations on the bases described in the foregoing sentence. The Merger Agreement provides that Parent may be obligated to pay to the Company a termination fee of $1.0 million if Parent fails to consummate the Merger when the conditions to closing the Merger are otherwise satisfied.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Inspirato or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Inspirato’s public disclosures.

In connection with the Merger Agreement, Mr. Zamani and certain of his affiliates, including One Planet Group (the “Supporting Stockholders”), entered into a voting and support agreement (the “Voting and Support Agreement”) with Parent and the Company pursuant to which, among other things, the Supporting Stockholders agreed to vote their shares of Class A common stock (including those owned beneficially) in favor of the Merger and the adoption of the Merger Agreement. The Voting and Support Agreement also contain restrictions on transfer of shares of the Class A common stock held by the Supporting Stockholders. The Voting and Support Agreement will terminate upon the earliest to occur of the following events: (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the unilateral election of Parent to terminate the Voting and Support Agreement, and (iv) the mutual written agreement of Parent and the Supporting Stockholders to terminate the Voting and Support Agreement. The Supporting Stockholders together beneficially own shares of Class A common stock representing approximately 36% of Inspirato’s outstanding shares of Class A common stock.

In addition, (i) Mr. Zamani entered into an amendment to his employment agreement pursuant to which his employment with Inspirato will be terminated at the closing of the Merger

In addition, in connection with the Company’s entry into the Merger Agreement, the Company, One Planet Group, and Buyerlink, Inc., another company affiliated with Mr. Zamani (“Buyerlink”), entered into an agreement (the “Termination Agreement”) pursuant to which certain existing related party agreements between One Planet Group, Buyerlink and Inspirato will be terminated as of December 31, 2025 and the Company will make certain final payments to One Planet Group and Buyerlink in respect of services provided under such agreements.

The foregoing descriptions of the Merger Agreement, the Voting and Support Agreement, the employment agreement amendment and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the Merger Agreement, on December 16, 2025, Inspirato, its subsidiary Inspirato LLC (“Inspirato LLC”) and certain subsidiaries of Inspirato LLC, Oakstone Ventures, Inc. (“Oakstone Ventures”) and Capital One Services, LLC (“Capital One”) entered into a Termination Agreement (the “Note Termination Agreement”) pursuant to which (i) Parent will assume, at the closing of the Merger, the 8% Senior Secured Convertible Note of Inspirato issued to Oakstone Ventures pursuant to the Investment Agreement dated August 7, 2023 pursuant to a binding term sheet between those parties and (ii) the Master Services Agreement between Inspirato LLC and Capital One dated September 29, 2023 was terminated immediately.

The foregoing description of the Note Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Termination Agreement, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

IMPORTANT INFORMATION FOR STOCKHOLDERS

Inspirato will file with the SEC, and mail to its shareholders, a proxy statement in connection with the proposed Merger. This communication is not a substitute for the proxy statement or for any other document that Inspirato may file with the SEC and send to its stockholders in connection with the Merger. INSPIRATO SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Inspirato through the website maintained by the SEC at http://www.sec.gov.

Inspirato, Parent and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed

Merger under the rules of the SEC. Information about the directors and executive officers of Inspirato is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 24, 2025.

This document can be obtained free of charge from the SEC website indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	No.	Description
2.1		Merger Agreement, dated as of December 16, 2025, by and among Inspirato Incorporated, Exclusive Investments, LLC and Boomerang Merger Sub, Inc.
10.1		Voting and Support Agreement, dated as of December 16, 2025, by and among Exclusive Investments, LLC, Inspirato Incorporated and the stockholders party thereto.*
10.2		Master Termination of Affiliate Arrangements, dated as of December 16, 2025, by and among Buyerlink, Inc., Inspirato Incorporated and One Planet Group, LLC.
10.3		Termination Agreement, dated as of December 16, 2025, by and among Inspirato Incorporated, Inspirato LLC, certain subsidiaries of Inspirato LLC, Oakstone Ventures, Inc. and Capital One Services, LLC.*
10.4		Amendment to Executive Employment Agreement, by and between Payam Zamani and Inspirato Incorporated.*
104		Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED

Date: December 18, 2025	By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	President and Chief Executive Officer